Preferred Apartment Communities, Inc. Announces Listing on the NYSE
Atlanta, GA, July 13, 2015

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) ("PAC" or the "Company") today announced that it received authorization to transfer the listing of its common stock, par value $.01 per share, from the NYSE MKT to the New York Stock Exchange ("NYSE"). The Company expects its common stock to begin trading on the NYSE on or around July 17, 2015 under its current ticker symbol "APTS." Until that time, PAC's common stock will continue to trade on the NYSE MKT.
About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments such as grocery-anchored necessity retail properties, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored necessity retail properties, membership or partnership interests in grocery-anchored necessity retail properties and other grocery-anchored necessity retail related assets as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of forward-looking terminology such as "may", "trend", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "goals", "objectives", "outlook" and similar expressions. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. For example, while it is anticipated that the Company's common stock will begin trading on the NYSE on July 17, 2015, this date may be delayed or changed. PAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, or its sales agent, MLV, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com